UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

NEPHROGENEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36303	20-1295171
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Beechleaf Court Suite 900 Raleigh, NC	27604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 986-1780

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
Termination of Pierre Legault
Effective as of April 13, 2016, NephroGenex, Inc. (the “Company”) terminated Pierre Legault’s employment as the Chief Executive Officer and President of the Company. Pursuant to his employment agreement Mr. Legault is entitled to certain termination benefits, including severance, payment for unused vacation and health benefits.
Termination of Jaikrishna Patel
Effective as of April 13, 2016, the Company terminated Jaikrishna Patel’s employment as the Chief Scientific Officer of the Company. Pursuant to his employment agreement Dr. Patel is entitled to certain termination benefits, including severance and payment for unused vacation.
(c)
Chief Executive Officer and Chief Financial Officer
In connection with Mr. Legault’s termination, the Company added the responsibilities of Chief Executive Officer to the Company’s Chief Financial Officer, John P. Hamill, to serve as the Company’s Chief Executive Officer and Chief Financial Officer, effective as of April 13, 2016. Mr. Hamill’s current employment agreement shall remain in full force and effect except that Mr. Hamill shall be entitled to an annual base salary of $475,000 as of April 13, 2016.
Mr. Hamill has served as the Company’s Chief Financial Officer since January 2014. From June 2013 until January 2014, Mr. Hamill served as Co-President and Chief Financial Officer of Savient Pharmaceuticals, Inc. ("Savient") and as Senior Vice President and Chief Financial Officer of Savient since September 2012. Savient filed for bankruptcy on October 14, 2013, while Mr. Hamill was Savient's Co-President and Chief Financial Officer and, shortly thereafter, Savient sold its assets in bankruptcy. From 2010 to 2012, Mr. Hamill served as a financial consultant for various private companies. From 2001 until 2009, Mr. Hamill worked for PharmaNet Development Group, Inc., where he served as Executive Vice President and Chief Financial Officer from 2006 until 2009. During the period in which Mr. Hamill served as Executive Vice President and Chief Financial Officer, he also maintained responsibilities as the Chief Financial Officer of PharmaNet Development Group, Inc.'s wholly-owned subsidiary, PharmaNet, Inc. Mr. Hamill earned his B.S. with a dual major in Accounting/Business and Computer Science from DeSales University (formerly Allentown College of St. Francis de Sales) in 1986. Mr. Hamill is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.
There are no arrangements or understandings between Mr. Hamill and any other person pursuant to which Mr. Hamill was appointed as Chief Executive Officer. Mr. Hamill has no family relations with any directors or executive officers of the Company. There are no transactions to which the Company is a party and in which Mr. Hamill has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.
(e)
In connection with the termination of Mr. Legault and Dr. Patel, the Board of Directors (the “Board”) of the Company approved the terms of consulting agreements to be entered into between the Company and Stone Mgmt. LLC (a limited liability company controlled by Mr. Legault) and Dr. Patel, respectively, to assist with the sale of the Company’s assets (or other duties as assigned by the Chief Executive Officer and Chief Financial Officer). Both consulting agreements will be effective as of April 14, 2016, and last for a two month term to be automatically renewed unless terminated by either the individual or the Company at the end of the initial two month term. Mr. Legault and Dr. Patel shall be entitled to a minimum of $8,250 and $5,700, respectively, for 30 hours of work per month. The foregoing descriptions of the consulting agreements do not purport to be complete and are qualified in their entirety by reference to the agreements which are attached as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K.
The information included above under the heading “Chief Executive Officer and Chief Financial Officer” regarding Mr. Hamill’s new annual base salary is incorporated herein by reference.

Item 8.01 Other Events.
Director Compensation
On April 9, 2016, the Board of the Company approved a reduction of the Board fees payable to non-executive directors for their service to the Company. Effective April 1, 2016, each non-executive member of the Board will receive $5,000 per quarter for their service to the Company. Payment for the second quarter of 2016 will be made on April 15, 2016, and payment for the third quarter of 2016 will be made on or before June 30, 2016. In connection with his termination as an executive of the Company, Mr. Legault will become a non-executive Board member and will be entitled to payment for his services effective April 14, 2016.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Consulting Agreement by and between NephroGenex, Inc. and Stone Mgmt. LLC.
10.2	Consulting Agreement by and between NephroGenex, Inc. and Jaikrishna Patel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPHROGENEX, INC.

Date: April 13, 2016	/s/ John Hamill
John Hamill Chief Executive and Chief Financial Officer

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Consulting Agreement by and between NephroGenex, Inc. and Stone Mgmt. LLC.
10.2	Consulting Agreement by and between NephroGenex, Inc. and Jaikrishna Patel.